UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2021
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Iowa	001-31911	42-1447959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6000 Westown Parkway
West Des Moines, IA 50266
(Address of principal executive offices and zip code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1	AEL	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A	AELPRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B	AELPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders
Shareholders voted as follows at the American Equity Investment Holding Company annual shareholder meeting on June 10, 2021. Meeting attendance was 80.6% of eligible shares.
1.Election of Directors

Nominee	For	% For (ex. non-votes)	Withheld	Broker Non-Votes
Brenda J. Cushing	74,234,683	99.1%	685,614	2,006,551
Douglas T. Healy	74,481,331	99.4%	438,966	2,006,551
David S. Mulcahy	74,119,575	98.9%	800,722	2,006,551
Sachin Shah	74,491,891	99.4%	428,406	2,006,551
A.J. Strickland, III	70,934,558	94.7%	3,985,739	2,006,551
Shareholders elected Ms. Cushing, Mr. Healy, Mr. Mulcahy and Mr. Shah to a term expiring at the 2024 Annual Meeting of Shareholders, and Mr. Strickland to a term expiring at the 2022 Annual Meeting of Shareholders.
2. Ratification of the Appointment of Independent Registered Public Accounting Firm for 2021

For	% For (ex. abstain & non-votes)	Against	Abstain	Broker Non-Votes
76,699,670	99.7%	208,124	19,054	—
Shareholders ratified, on an advisory basis, the appointment of the independent auditor for 2021.
3.Advisory Vote on Executive Compensation

For	% For (ex. abstain & non-votes)	Against	Abstain	Broker Non-Votes
72,441,110	96.9%	2,304,811	174,373	2,006,554
The shareholders approved, on an advisory basis, the company's compensation of the named executive officers as disclosed in the its 2021 proxy statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Date: June 15, 2021	By:	/s/ Phyllis Zanghi
Phyllis Zanghi
Executive Vice President and Chief Legal Officer